                                                                   EXHIBIT 10.17

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933. A COMPLETE COPY OF THIS EXHIBIT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                        DIGITAL ENTERTAINMENT PARTNERSHIP

                                     BETWEEN

                           COMPAQ COMPUTER CORPORATION
                                       AND

                               QUOKKA SPORTS, INC.


        THIS AGREEMENT (the "Agreement") is made as of January 1, 1999 (the "Effective Date") by and between QUOKKA SPORTS, INC., a corporation organized under the laws of Delaware, with principal offices at 525 Brannan Street, San Francisco, CA. 94107 (hereinafter referred to as "Quokka") and COMPAQ COMPUTER CORPORATION, a corporation organized under the laws of the state of Delaware, 20555 State Hwy. 249, Houston, TX, 77070-2698 (hereinafter referred to as "COMPAQ").

                                    RECITALS

        WHEREAS, Quokka has and will develop, construct and operate the digital coverage of a network tentatively known as quokka.com (the "Network"), which will feature digital coverage of a wide variety of events, including sailing, adventure and motor racing events over the years, and will, in part, include certain individual Event Coverage as well. Quokka is establishing quokka.com which is designed to act as a central portal for Quokka Sports Immersion productions, the tentative programming calendar for which is set forth on Exhibit E.

        WHEREAS, COMPAQ desires to be a digital entertainment partner in connection with the Network and the Event Coverage therein, and to receive the rights and benefits as more fully described herein;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DIGITAL ENTERTAINMENT PARTNERSHIP: Quokka hereby designates COMPAQ as its exclusive Quokka Performance Team Official Partner for the Computing category (as defined herein) in connection with the Network. The "Computing" category is defined as CPU-based devices that process digital information utilizing software, either visually or aurally, for business, educational or entertainment purposes. Computing components shall mean all computers which are referred to as: workstations, personal computers (PC's, desktops, towers, notebooks, laptops, portables, handhelds, palmtops, etc.), servers, minicomputers and mainframes. This category also includes Computing-related maintenance, support services, and professional IT services. Quokka shall be entitled to appoint no more than [*] additional Official Partners of the Quokka Performance Team, provided that Quokka shall not appoint as an Official Partner any other company in the Computing category during the term of this Agreement. Other Quokka Performance Team categories currently contemplated include, but are not limited to: Networking, Software, Digital Distribution Communications, Wireless Communications, Database Software, Consumer Electronics, Digital Documents and Digital Imaging.


[*] Confidential treatment requested.

         2. TERM: The term of this Agreement shall commence upon the execution of this Agreement and conclude December 31, 2001, unless terminated sooner or extended pursuant to COMPAQ's first negotiation rights more fully described in Exhibit A.

        3. RIGHTS GRANTED TO COMPAQ: Quokka guarantees, represents and warrants that it has the legal right and responsibility to provide the rights and benefits granted to COMPAQ under this Agreement as outlined in the attached Exhibit A and Exhibit B. Quokka further guarantees, represents and warrants that the materials, content and services appearing on the Network (collectively "Materials") are factually accurate and do not contain any fraudulent, deceptive or obscene materials, or material which misrepresents, ridicules or attacks an individual or group on the basis of age, color, national origin, race, religion, sex, sexual orientation or handicap; that the Materials will not violate any foreign or domestic, federal, state or local law or regulation, or any rights of any third party, including, but not limited to, any copyright, patent, trademark, trade secret, music, image, or other proprietary, property, or contractual right, or constitute false advertising, unfair competition, defamation, invasion of privacy or rights to celebrity, or any other right of any person or entity

        4. PAYMENT: In consideration of the rights and benefits granted to COMPAQ herein, COMPAQ shall make payments to Quokka Sports in accordance with the terms and schedule in the attached Exhibit C. Quokka will invoice COMPAQ sixty (60) days prior to the due date ("Invoice Date"). Payments received by Quokka more than seventy (70) days after the Invoice Date will bear interest at the rate of 1.5% per month from the original Due Date to the date the payment is received.

               4.1 If the cumulative Actual Branded Page Views are less than the Projected Branded Page Views as set forth in Exhibit C or the actual number or category of Events covered is substantially less than those listed in Exhibit E, COMPAQ shall receive a mutually agreeable "make good" during the Term or thereafter until such Branded Page Views are achieved.

               4.2 While there shall be no obligation on the part of Quokka to achieve such Actual Branded Page Views, for any cumulative Actual Branded Page Views between [*] and [*] of the Projected Branded Page Views there shall be no additional charge to COMPAQ.

               4.3 Once the cumulative Actual Branded Page Views reach [*] of the Projected Branded Page Views, then Quokka shall provide COMPAQ with an option to purchase any additional inventory.

        5. PURCHASE OF EQUIPMENT: During the Term, Quokka shall purchase certain COMPAQ computer products and services in an amount no less than [*] in accordance with the terms and schedule in the attached Exhibit D. During the Term, any COMPAQ products and services shall be sold or provided to Quokka [*]. COMPAQ

[*] Confidential treatment requested.

will invoice Quokka thirty (30) days prior to the due date ("Invoice Date"). Payments received by Compaq more than forty five (45) days after the Invoice Date will bear interest at the rate of 1.5% per month from the original Due Date to the date the payment is received. Upon completion of Quokka's current outsourcing agreement with Global Center, Quokka shall enter into good-faith negotiations for COMPAQ to provide Operations Management Services (outsourcing) for the Data/IT Infrastructure needs of Quokka, provided that there is no conflict with any other agreement entered into by Quokka.

        6. MEZZANINE FINANCING OPTION: Quokka shall use reasonable efforts to provide Compaq with an opportunity to participate in its mezzanine round of finance which is currently planned to be closed on or before its public offering. The terms of the investment shall be set by the lead investor for that round, the investment bankers for Quokka's initial public offering or such other entity as Quokka shall appoint. It is anticipated (though not warranted by Quokka) that the potential investment from COMPAQ would be in the approximate range of [*] million, which sum, if COMPAQ elects to participate in the round, shall be in addition to the 3 Year Fee set forth in Exhibit C. While this round of finance is currently contemplated by Quokka, there is no guarantee that Quokka will undertake such a round of finance coincident with or prior to its public offering, and Quokka makes no representation or warranty with respect thereto, and the failure to undertake such a round of finance shall not be a breach of this Agreement.

        7. CONFIDENTIALITY: The parties acknowledge that this Agreement and its terms shall be confidential. The parties further acknowledge that, in the course of performing duties under this Agreement, each party may obtain from the other party data or information of a confidential or proprietary nature, including know-how and trade secrets, relating to the business, the affairs, the development projects, or current or future products or services of such party ("Confidential Information"). Confidential Information may be disclosed to a party in writing, in other tangible form (including e-mails), orally, or visually. Data or information will be considered Confidential Information if:
(a) a party has marked it as such; (b) a party, orally or in writing, has advised the other party of its confidential or proprietary nature, or (c) due to its character and nature, a reasonable person under like circumstances would treat it as confidential. Neither party will at any time, either during or after the term of this Agreement, either (i) publish, disclose or otherwise divulge any of the other party's Confidential Information to any person, except its officers and employees with a need to know under a contractual duty to maintain the confidentiality of such information consistent with the obligations imposed hereunder; or (ii) permit its officers or employees to divulge any of the other party's Confidential Information without the express prior written consent of the other party. Neither party shall use the other party's Confidential Information except in the course of performing its duties under this Agreement. Upon the other party's request or expiration or termination of this Agreement for any reason, each party will immediately destroy or return to the other party all of the other party's Confidential Information in its possession, custody or control. The foregoing obligations will not apply to any Confidential Information that (1) is already known to the receiving party; (2) is or becomes publicly known through no wrongful act of the receiving party; (3) is independently developed by the receiving party without benefit of the disclosing party's Confidential Information; (4) is received from a third party without similar restriction and without breach of any obligation of confidentiality; or
(5) is required or reasonably necessary to be disclosed to comply with laws, statutes, regulations, orders, and other governmental rules, including, without limitation, any voluntary filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, to the


[*] Confidential treatment requested.

extent of such required disclosure only and provided that the disclosing party is notified, if applicable, prior to such disclosures to allow them to seek a protective order. Additionally, neither party shall be prohibited from disclosing the terms and conditions of this Agreement to financial institutions when required to obtain financing provided such financial institutions are under a contractual duty to maintain the confidentiality of the information that is consistent with the obligations imposed hereunder. The obligations of confidentiality shall expire three years after the expiration of termination of this Agreement.

        8. INDEPENDENT CONTRACTORS: Notwithstanding the use of the term Digital Entertainment Partnership herein, nothing contained herein shall constitute or be construed as the creation of any partnership, agency or joint venture relationship between the parties hereto. Neither party shall have the right to obligate or bind the other in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons. The relationship of the parties shall be as independent contractors.

        9. CONSEQUENTIAL DAMAGES: Other than for the purchase and sale of equipment, under Section 5 of this Agreement, in no event shall either party be liable to the other party or to third parties for lost profits or other consequential, incidental, indirect, special, punitive damages of any nature whatsoever, including, without limitation, loss of profits, loss of business, or anticipatory profits, even if such party has been apprised of the likelihood of such damages. The terms applicable to the purchase and sale of equipment are provided in Section 5, Exhibit D and the Limited Warranty Statements accompanying each product.

        10. ASSIGNMENT: This Agreement is in the nature of a contract for personal services, therefore, neither party shall assign any right or interest herein nor delegate any duty or obligation without the prior written consent of the other, unless the assignment is made to a successor in interest or to an entity that purchases all or substantially all of its assets.

        11. USE OF MARKS: Trademark licenses are granted in Exhibit B. Each party shall submit any promotional materials and advertisements using the other party's (the "Licensing Party") trademarks, or the third party trademarks licensed hereunder, to the Licensing Party prior to any commercial availability thereof. The Licensing Party shall approve or disapprove such materials within five (5) working days of such submission. If the Licensing Party fails to approve such materials within such period, the submitted material may be deemed approved. Once per year, upon a party's request, each party shall supply to the respective Licensing Party a reasonable number of specimens of its materials bearing any of the Licensing Party's Marks in determining if such party is maintaining the applicable quality standards for using the licensed marks. Notwithstanding the foregoing, neither party shall be permitted to make any ancillary use of such trademarks without the prior written approval of the other party. Each party's license to use, copy and distribute such trademarks will terminate with the expiration or termination of this Agreement.


         12. ENTIRE AGREEMENT AND ORDER OF PRECEDENCE: The entire understanding between the parties is incorporated herein and supersedes all prior discussions and agreements between the parties relating to the subject matter hereto. All prior understandings, oral or written, if any, have been merged herein, or, if not merged, are hereby canceled. This Agreement can be modified only by a written amendment executed by Quokka and COMPAQ, and shall not be supplemented or modified by any course of dealing or trade usage. The terms of this Agreement will prevail over conflicting terms contained in any purchase order, invoice or confirmation used by the parties or submitted under this Agreement. No representations have been made except those expressly set forth herein.

        13. FUTURE OBLIGATIONS: Any obligations and duties, which by their nature extend beyond the expiration or termination of this Agreement, including but not limited to the confidentiality obligations under Section 8 and the Indemnity obligations under Section 20, shall survive any expiration and termination and remain in effect.

        14. INVALID PROVISIONS: If any provision or provisions of this Agreement shall be held to be invalid or unenforceable, such provision shall be enforced to the fullest extent permitted by applicable law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        15. FORCE MAJEURE: Neither party shall be liable for the failure to perform any of its obligations under this Agreement if such failure is caused by the occurrence of any contingency beyond its reasonable control. However, each party shall use its reasonable best efforts to minimize the resulting duration and consequences of any failure or delay in performance. Additionally, each party shall cooperate in good faith such that the rights and obligations hereunder may be fulfilled by rescheduling, substitution, alternate performance, equitable adjustment of the contract price or similar means.

        16.    TERMINATION:

        16.1 Commencing May 1, 1999, in the event that COMPAQ shall be dissatisfied with Quokka's performance hereunder and, in Compaq's sole judgment, shall not have received adequate future assurances from Quokka with respect to such performance, then COMPAQ shall have the right to terminate the Agreement at the end of any calendar year by giving Quokka written notice of its intention to terminate no later than June 30 of such year. Such termination shall become effective only at the conclusion of such calendar year. Subsequent to the effective date of such termination, COMPAQ shall not be liable for any further payment obligations and Quokka shall have no further responsibility to COMPAQ hereunder, except as provided under Section 12, Future Obligations.

        16.2 Commencing May 1, 1999, Quokka shall have the right to terminate the Agreement at the end of any calendar year by giving COMPAQ written notice of its intention to terminate no later than June 30 of such year. Such termination shall become effective only at the conclusion of such calendar year. Subsequent to the effective date of such termination, COMPAQ shall not be liable for any further payment obligations and Quokka shall have no further responsibility to COMPAQ hereunder, except as provided under Section 12, Future Obligations.

        16.3 Due to the potential similarity between the Computing category and certain of the Quokka Performance Team categories, Quokka shall notify Compaq prior to executing any agreements with any other Official Partner. In the event that Compaq believes, in its sole judgment, that the category specified for such additional Official Partner materially dilutes Compaq's exclusive rights hereunder such that the benefits that COMPAQ receives are less than one half of that set forth in this Agreement, then Compaq shall have ten (10) business days from receipt of Quokka's notification that Quokka has, in fact, executed such an agreement to give Quokka notice of its intention to terminate the Agreement at a date no earlier than six (6) months from the date of Compaq's notice of intention to terminate. Such termination shall become effective only at the conclusion of such six (6) month period. Subsequent to the effective date of such termination, COMPAQ shall not be liable for any further payment obligations, and Quokka shall have no further responsibility to COMPAQ hereunder, except as provided under Section 12, Future Obligations.

        17. NOTICE: Notices required or permitted hereunder shall be in writing and deemed given and received when properly posted by registered or certified mail, postage prepaid, first class, in an envelope properly addressed

        (i) if to COMPAQ, to:               COMPAQ Computer Corporation
                                            20555 State Hwy. 249
                                            Houston, TX  77070-2698
                                            ATTN:  Doug Wheeler

        (ii) if to Quokka, to:              Quokka Sports, Inc.
                                            525 Brannan Street, Ground Floor
                                            San Francisco, CA. 94107
                                            ATTN: Alan Ramadan

        18. WAIVER: Any waiver of any kind by either party of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party. Any delay or omission in exercising any right, power or remedy pursuant to a breach or default by one party shall not impair any right, power or remedy which the other party may have. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other right, remedy, undertaking, obligation or agreement of either party.

        19. GOVERNING LAW:THIS AGREEMENT AND ALL TRANSACTIONS EXECUTED HEREUNDER SHALL BE GOVERNED EXCLUSIVELY BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.


        20. ATTORNEYS FEES: In any action or proceeding between the parties hereto, or brought to enforce the terms of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover its attorneys' fees and costs.

        21.    INDEMNIFICATION:

        21.1 Quokka agrees to defend, indemnify and hold harmless Compaq and its affiliated companies, and their respective employees, directors and officers from and against any and all third party claims, demands, suits, expenses, judgments, awards, fines, fees (including court costs and reasonable attorneys fees) arising out of or related to Quokka's performance of this Agreement and the activities hereunder, including activities of the Network, or breach or alleged breach of any of the representations, warranties or guarantees made hereunder. Compaq shall promptly notify Quokka of any such claims.

        21.2 Compaq agrees to defend, indemnify and hold harmless Quokka and its affiliated companies, and their respective employees, directors and officers from and against any and all third party claims, demands, suits, expenses, judgments, awards, fines, fees (including court costs and reasonable attorneys fees) arising out of or related to Compaq's performance of this Agreement, claims that Compaq' trademarks, when used in accordance with Compaq's written approval, infringe any intellectual property or proprietary rights of any third party or breach or alleged breach of any of the representations, warranties or guarantees made hereunder. Quokka shall promptly notify Compaq of any such claims.


Whereof, the parties hereto have signed this Agreement this 3rd day of May in 1999.


COMPAQ COMPUTER CORPORATION




By: /s/ ENRICO PESATORI                                 Date: 5/3/99
    --------------------------------------                    ------------------
    Enrico Pesatori
    Senior Vice President of Corporate Marketing



QUOKKA SPORTS, INC.




By: /s/ ALAN RAMADAN                                    Date: 5/5/99
   --------------------------------------                    ------------------
    Alan Ramadan
    President & CEO

                                    EXHIBIT A

                               RIGHTS AND BENEFITS


I.  RIGHTS

        A.  EXCLUSIVE CATEGORY RIGHTS

Exclusive Computing category rights (as defined in Paragraph 1 of the Agreement) on the Quokka Performance Team associated with the Network during the Term. The exclusive category designation for the Network includes all Event coverage unless any Event rightsholder prohibits Quokka from offering COMPAQ the exclusive Computing category in connection with coverage of such rightsholder's Event. Notwithstanding the foregoing and for the sake of clarity, the category rights granted COMPAQ herein shall not extend to the Olympic Games.


        B.  EXCLUSIVE RIGHT OF FIRST NEGOTIATION ON RENEWAL

Except in the case where COMPAQ has terminated the Agreement, Quokka shall begin exclusive negotiations with COMPAQ at least one (1) year prior to the expiration of COMPAQ's category rights hereunder for a period of ninety (90) days with respect to the acquisition by COMPAQ of rights similar to the rights granted herein. If at the end of this negotiating period the parties have not reached a written agreement, Quokka may enter into agreement with any third party with respect to rights similar to, or different from, the rights granted herein.


        C.  WORLDWIDE USAGE OF OFFICIAL MARKS AND DESIGNATIONS

          1. Worldwide use of Official Marks, subject to the terms in Exhibit B:
                      Quokka Performance Team Mark
                      Quokka Sports Mark

          2. Worldwide use of Official Designations, subject to the terms in Exhibit B:
                      Official Worldwide Partner of the
                      Quokka Performance Team Official Worldwide Computing Partner of the Quokka Performance Team


        D.  [*]

[*]


[*] Confidential treatment requested.

 II.  BENEFITS


        A. CATEGORY LEADERSHIP BENEFITS

           1. Exclusive Association: Exclusive Computing association with Quokka Sports, the leader in the emerging Digital Entertainment Marketplace.

           2. Exclusive ownership of the Computing category for the Quokka Performance Team.

           3. Incorporation of COMPAQ products in the development of the Quokka Sports Platform, subject to COMPAQ's efforts to make such products available in a reasonably timely fashion.

           4. Access to Quokka Sports strategic digital media R&D initiatives done in conjunction with other IT industry leaders (where Quokka has the unilateral right to include COMPAQ).

           5. Insight into leading technology product and service trends from the Quokka Sports team, Quokka Performance Team partners and other influential Quokka alliances.

           6. Opportunities for COMPAQ digital media products to participate in real world labs and product development trials for testing and showcasing purposes.

           7. Opportunity to participate in attempts to define and promote Digital Entertainment Industry Standards to secure long-term competitive advantages.

           8. Access, at no dollar charge, to Quokka Immersion Media syndicated content to integrate within Alta Vista, compaq.com and other COMPAQ cross media marketing efforts.

           9. Establishment of an on-going relationship between Quokka and COMPAQ Research to showcase jointly their leading-edge Internet capabilities.

           10. Access for COMPAQ executive(s) to participate in an Annual Quokka Sports Digital Summit including the leaders in digital media, technology, sport and entertainment collectively defining the digital media industry.

           11. Access to Quokka Sports digital media market research.

           12. As set forth in Exhibit B, worldwide license to use all Quokka Performance Team cobrandable official marks, performance meters/icons and designation in COMPAQ external and internal marketing and sales efforts, subject to Quokka having such rights.

           13. Right to leverage the Quokka Performance Team partnership alliance as the cross-marketing platform with all internal and external COMPAQ brand communications, marketing initiatives, production promotional efforts, new product releases (within the designated computing category scope) sales efforts, trade events.

           14. Quokka will appoint a designated COMPAQ Relationship manager, at no cost to COMPAQ, to manage and maximize to the extent possible the benefits hereunder.

           15. COMPAQ Digital Entertainment Partnership Plan prepared jointly by Quokka Sports and COMPAQ focused on executing against COMPAQ business strategies.

           16. Annual ROI-based Assessment Report.

        B. BUSINESS TO BUSINESS AND CONSUMER SALES BENEFITS

           1. Real-time COMPAQ and Quokka Performance Team Product Showcase within Network to use as a dynamic visual representation dedicated to educating and promoting the Quokka Performance Team story and COMPAQ products and services in a digital media context. Showcases may be leveraged by COMPAQ as a lead generation system for pre-screening targeted customers.

           2. E-commerce: Integration and promotion of COMPAQ Online Direct Store to prospects and customers by linking the Quokka Sports online store(s) to the COMPAQ online store (or retail fulfillment centers) for back-end management.

           3. COMPAQ Sales Tool: Quokka will create a custom URL within the Network for exclusive use by COMPAQ to showcase COMPAQ equipment and technology.

           4. Ability to sell Quokka products and services on Compaq.com and Alta Vista.

           5. Access to and use of names and other registration information for direct marketing purposes, in accordance with user agreement terms.

           6. Ability to use Quokka Sports Immersion content across all COMPAQ sales channels and sales presentations, events and trade shows as approved by Quokka Sports.

           7. Access to and branding throughout the Quokka Digital Studio for real time product showcasing and corporate customer and employee events.

           8. Direct Marketing: Reasonable commercial efforts to promote QPT and COMPAQ's role therein in online newsletters, direct mail and one to one relationship marketing efforts.

        C. SPONSORSHIP BENEFITS

           1. Exclusive category access and use of Event designations in connection with coverage of Events, to the extent that Quokka may grant such rights.

           2. Hospitality programs, as mutually agreed, in connection with each Event, to the extent that Quokka may grant such rights.

           3. Exclusive category access to premier product placement and QPT branding at Quokka Sports production venues, to the extent Quokka may grant such rights.

           4. Option to co-market and/or co-brand with QPT logo all applicable Quokka Sports collectible products at Quokka's reasonable discretion.

        D. MEDIA BENEFITS

           1. Guaranteed Branded Media Impressions: Guaranteed premiere Quokka Performance Team branding and placement for COMPAQ (as exemplified in the attached Exhibit F) on or within [*] of the cumulative Projected Branded Page Views set forth in Exhibit C. At least [*] of such cumulative Projected Branded Page Views shall represent solo branding and placement for COMPAQ and/or Alta Vista (as exemplified in the attached Exhibit G).

           2. Exclusive COMPAQ First QPT Partner Mention: To the extent that Quokka maintains control of placement of any branding on any particular site or in connection any QPT marketing programs, COMPAQ's logo shall appear first (at the left or on top, as the case may be) where the logos of Quokka Performance Team Official Partners will appear at the same time in a linear fashion (either horizontally or vertically).

           3. Exclusive category access to premier product placement within the Network.

           4. Premium multimedia advertising design, strategic consulting and creative services furnished by Quokka at no cost to COMPAQ (e.g., pop-ups, interstitials, distributed applications and broadband media advertisements).



[*] Confidential treatment requested.

           5.  Monthly Network viewer/audience reports, including page views.


        E. QPT PUBLIC RELATIONS/COMMUNICATIONS BENEFITS

           1. When available, Quokka will use its reasonable efforts to recognize and endorse the Quokka Performance Team partnership alliance and COMPAQ's official designation in off-line media relations, public announcements, advertising and keynote addresses done by Quokka Sports.

           2. From time to time, Quokka shall make reasonable efforts to supply executive speakers (such as John Bertrand and Alan Ramadan) to speak to COMPAQ meetings, events and trade shows regarding COMPAQ's Digital Marketing initiatives. All speaker fees shall be waived for COMPAQ.

           3. From time to time, Quokka shall make reasonable efforts to participate in COMPAQ promotional events, both online and otherwise.

           4. Access to Quokka Sports Immersion content for COMPAQ use to integrate in all employee communications.

                                    EXHIBIT B

                         USAGE OF DESIGNATIONS AND MARKS


1. Subject to Quokka's reasonable, prior written approval which will not be unreasonably withheld or delayed:

    A. License of Marks: Quokka grants to COMPAQ a category-exclusive license during the Term to use, and authorize third party distributors of its products and services to use, the marks granted in Exhibit A in COMPAQ's packaging, advertising and promotional materials, product and services literature and other communications.

    B. License of Designations: Quokka grants COMPAQ a category-exclusive license during the Term to use, and authorize third party distributors of its products and services to use, the designations granted in Exhibit A in COMPAQ's packaging, advertising and promotional materials, product and services literature and other communications.

    C. Reservations: Quokka's trademarks, logos and designations, licensed hereunder shall remain the property of Quokka. Any and all rights under trademark or copyright law or otherwise relating to such items shall inure to the benefit of Quokka. The right to use Quokka's marks as permitted under this Agreement is nonassignable, nonexclusive and nontransferable by Compaq.


2. Subject to COMPAQ's reasonable, prior written approval, which will not be unreasonably withheld or delayed, COMPAQ grants Quokka a license during the Term to use its marks and designations in Quokka's packaging, advertising and promotional materials, product and services literature, derivative products and other communications. Compaq's trademarks, logos and designations, licensed hereunder shall remain the property of Compaq. Any and all rights under trademark or copyright law or otherwise relating to such items shall inure to the benefit of Compaq. The right to use Compaq's marks as permitted under this Agreement is nonassignable, nonexclusive and nontransferable.

                                    EXHIBIT C

                   QUOKKA SPORTS DIGITAL ENTERTAINMENT PACKAGE



    A.  Projected Viewership:

        ----------------------------------------------
        Year        Projected Branded Page Views
        ----------------------------------------------
        1999         [*]
        ----------------------------------------------
        2000         [*]
        ----------------------------------------------
        2001         [*]
        ----------------------------------------------
        TOTAL        [*]
        ----------------------------------------------

    B. Term: January 1, 1999 to December 31, 2001, unless sooner terminated as set forth herein.

    C.  3 Year Fee: [*], payable: [*] for 1999, [*] for 2000 and [*] in 2001, which Fee represents the following Applied Discount (s):

           -   Long-term Partner Discount: [*] off List Price

           - Additional Repeat Partner Discount for COMPAQ: additional [*] off List Price.

    D.  Payment Due Date*:

        -----------------------------------------------------------------------
                                  1999            2000             2001
        -----------------------------------------------------------------------
        January 15              [*]              [*]              [*]
        -----------------------------------------------------------------------
        April 15                [*]              [*]              [*]
        -----------------------------------------------------------------------
        July 15                 [*]              [*]              [*]
        -----------------------------------------------------------------------
        October 15              [*]              [*]              [*]
        -----------------------------------------------------------------------

        *-- pursuant to Paragraph 4, invoices will be sent 60 days prior to the payment Due Date.



[*] Confidential treatment requested.

                                    EXHIBIT D

                           EQUIPMENT PURCHASE SCHEDULE



Schedule for Quokka Purchases of Compaq Equipment, Support, and IT Services*:

        -----------------------------------------------------------------------
                                    1999           2000            2001
        -----------------------------------------------------------------------
        First Quarter          $      [*]     $       [*]       $      [*]
        -----------------------------------------------------------------------
        Second Quarter                [*]             [*]              [*]
        -----------------------------------------------------------------------
        Third Quarter                 [*]             [*]              [*]
        -----------------------------------------------------------------------
        Fourth Quarter                [*]             [*]              [*]
        -----------------------------------------------------------------------

                TOTAL                 [*]             [*]              [*]
        -----------------------------------------------------------------------


*In the event that Quokka does not spend the sums set forth in any particular quarter, Quokka shall not be in breach of this agreement so long as it places the total amount of purchases in any calendar year by December 31 and so long as COMPAQ has meet its payment obligations hereunder. In the event that Quokka purchases more than the sums set forth above in any particular year, such additional purchases over such minimum sums shall be credited against the next year's purchase obligation first and then the next succeeding year's obligation. In the event that this Agreement shall be terminated, then Quokka's obligation to purchase COMPAQ equipment and services shall also terminate simultaneously.


Warranty:

The warranty provisions applicable to each product are those that accompany the product and are provided in the standard Limited Warranty Statement packaged with the product.

COMPAQ MAKES NO OTHER WARRANTIES EXPRESS OR IMPLIED, AND DOES NOT WARRANT THE PRODUCT'S PERFORMANCE WITH ANY THIRD PARTY PRODUCT. THE WARRANTIES CONTAINED IN THE PRODUCT PACKAGING AND IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

[*] Confidential treatment requested.

                                    EXHIBIT E

          QUOKKA SPORTS IMMERSION PRODUCTIONS AND TENTATIVE PROGRAMMING


                  PLANNED                          IN DEVELOPMENT
                  -------                          --------------

Motor Sports      CART                             [*]
                  Grand Prix Motorcycles


Sailing           [*]                              America's Cup
                                                   [*]
                                                   [*]
                                                   [*]


Adventure         Marathon des Sables              [*]
                  Hidden Peak                      [*]
                  Trango Tower                     [*]
                  [*]                              [*]
                  [*]


Other TBD                                          [*]


NOTE:  THE FOREGOING IS SUBJECT TO CHANGE IN THE DISCRETION OF QUOKKA.


[*] Confidential treatment requested.